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                                                                   EXHIBIT 10.48

                                  DATED [_____]

                          XINHUA FINANCE MEDIA LIMITED

                                       AND

                                     [NAME]

                           EXECUTIVE SERVICE AGREEMENT

                                   ----------

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DATE: ___________________

PARTIES:

(1) XINHUA FINANCE MEDIA LIMITED, a company registered in the Cayman Islands whose registered office is at Unit 3905-3909, 1 Grand Gateway, 1 Hongqiao Road, Shanghai, PRC, 200030 (the "Company");

and

(2)  [name] (the "Executive").

RECITALS:

The Company has agreed to employ the Executive and the Executive has agreed to serve the Company as [office] on the following terms and conditions.

TERMS AGREED:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

     "ASSOCIATED COMPANY"   means in relation to the Company, any subsidiary or
                            holding company of the Company, any subsidiary of
                            such holding company, and any company in which the
                            Company or any such holding company holds or
                            controls directly or indirectly not less than 20% of
                            the issued share capital;

     "BOARD" means the board of directors of the Company from time to time;

     "HK$"                  means Hong Kong dollars;

     "HONG KONG"            means the Hong Kong Special Administrative Region of
                            the People's Republic of China.

1.2 Terms defined in Section 2 of the Companies Ordinance shall in this Agreement have the meanings ascribed to them in that section.

1.3 All references in this Agreement and the Schedule attached hereto to the Company or any Associated Companies shall include their successors in title or assigns.


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1.4  References herein to Clauses and the Schedules are references to the clauses and the schedules of this Agreement which shall be deemed to form part of this Agreement. The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation hereof.

2.   EMPLOYMENT

     The Company shall employ the Executive and the Executive shall serve the Company as [office] on and subject to the terms and conditions specified herein.

3.   COMMENCEMENT

3.1 The Executive agrees that he will remain in the employ of the Company or an Associated Company for the period commencing the date of this Agreement and ending on the date that is five years after the date of this Agreement, with a five year renewal at the option of the Executive. The renewal will be at identical terms as this contract, with the exception of the starting salary which will begin at [_____] per month due to annual cost of living increases; PROVIDED, HOWEVER, that nothing in this Clause 3 shall affect the termination provisions pursuant to clause 12.

4.   DUTIES

4.1 Subject to Clause 6.1 below, the Executive shall be employed in the position of [office] in which capacity he shall devote such time, attention and skill as is necessary in order to fulfill his duties hereunder, and shall at all times during such employment act in the interests of the Company and its Associated Companies, and shall faithfully and diligently perform such duties and exercise such powers consistent therewith as may from time to time be assigned to or vested in him by the Board or the Company.

4.2 The Executive shall fulfill the reasonable and lawful orders of the Board, given by or with the authority of the Board provided such orders comply with recognizable pertinent ethical standards in effect at such time, and shall comply with all the Company's rules, regulations, policies and procedures from time to time in force.

4.3 The Executive may be required in pursuance of his duties hereunder to perform services not only for the Company but also for any Associated Company and, without further remuneration (except as otherwise agreed), to accept any such office or position in any Associated Company which is consistent with his position with the Company, as the Board or the Company may from time to time reasonably require, provided that such office and/or position does not inhibit the Executive from performing his duties hereunder or entail services which are well beyond his duties hereunder (in which event the parties shall mutually agree to acceptable additional remuneration in connection with such position and/or office).

4.4 The Executive will keep the [Chief Executive Officer/Board of Directors] promptly and fully informed (in writing if so requested) of his conduct of the business or


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     affairs of the Company and any Associated Company and provide such explanations as the [CEO/Board] may require in connection therewith.

5.   PLACE OF WORK

     The Executive's place of work shall be in Hong Kong and in Shanghai, PRC as the Company shall from time to time advise him or any location outside Shanghai, PRC as the Company and the Executive shall mutually agree. In the performance of his duties hereunder, the Executive may be required to travel both throughout and outside Asia.

6.   EXCLUSIVITY OF SERVICE/CONFLICTS

6.1 During the period of the Executive's employment hereunder the Executive shall devote such of his time and attention to his duties hereunder as is required to fulfill those duties and he shall not (without the prior written consent of the Board) directly or indirectly either on his own account or on behalf of any other person, company, business entity or other organisation:

     6.1.1 (i) engage in, or (ii) be concerned with, or (iii) provide services to, (whether as an employee, officer, director, agent, partner, consultant or otherwise) any other business in direct competition with the Company or any Associated Company; or

     6.1.2 accept any public office;

     PROVIDED THAT the Executive may not hold shares in a private company which is in direct competition with the Company; and

     FURTHER PROVIDED THAT the Executive is entitled to devote his time and attention to other existing business interests provided that such interests do not conflict or interfere with the duties of the Executive as set out in this Agreement.

     The Company acknowledges that Executive is a member of the board of directors and/or an officer in other private and public companies, and the Company consents to the Executive remaining in such positions, and acknowledges that these positions do not constitute a conflict of Executive's duties hereunder. The Company further acknowledges the Executive's duties to Xinhua Finance Limited, and agrees that the Executives responsibilities to Xinhua Finance Limited in no way conflict with this agreement. All of the Executives responsibilities are excluded from any conflict with this Agreement.

7.   REMUNERATION

     The remuneration of the Executive shall be:


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     (a)  a monthly salary of US$[_____] payable in arrears such salary to include any sum receivable as other remuneration from any Associated Company, except as set forth herein. This salary shall be automatically increased cumulatively by ten percent per annum during the term of this Agreement;

     (b) a monthly living allowance in the sum of US$[_____]. This monthly living allowance shall increase by ten percent per annum during the term of this Agreement, and any termination provisions with regard to monthly salary shall also apply;

     (c)  Mandatory Provident Entitlement.;

     (d) Additional compensation in shares as determined by the Compensation Committee; and

     (e) [_____] Shares in Xinhua Finance Media. Xinhua Finance Media shall use its reasonable efforts to allow Executive to sell no less than % of his securities in the offering.

8.   OTHER BENEFITS

8.1 In addition to the foregoing remuneration and benefits, the Executive shall also be entitled to the following:

     (a) the provision of medical, dental, travel and optical insurance under such insurance scheme as the Board may decide from time to time at the expense of the Company for the benefit of the Executive, his spouse and dependant children and independent grandchildren under the age of 21;

     (b) participation in any share option scheme which may be adopted by the Company, subject to the terms and conditions of such scheme from time to time in place; and

8.2 Details of the scheme(s) referred to in Clauses 8.1(a), (b) and (c) above can be obtained from the HR Department. The Company reserves the right to substitute other scheme(s) for such scheme(s) or amend the scale of benefits of such scheme(s) provided the level of benefits to the Executive is not diminished.

8.3 The Company represents that it has taken all corporate action necessary in order to enter into this Agreement and comply with the terms contained herein, including the payment of bonus and issuance of shares in accordance with terms of this Agreement and the Compensation Share Agreement.

8.4 The Company agrees that it shall obtain Officers and Directors liability insurance covering the Board and the Executive from a reputable internationally recognized


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     insurance carrier, at such levels as is customary in the business conducted by the Company.

9.   EXPENSES

     The Company shall reimburse the Executive (against receipts or other satisfactory evidence) for all reasonable expenses properly incurred in the course of her employment hereunder or in promoting or otherwise in connection with the business of the Company and as set forth in this Agreement.

10.  DEDUCTIONS

     The Company shall, to the extent permitted by s.32 of the Employment Ordinance of the Laws of Hong Kong, be entitled to deduct from the Executive's remuneration hereunder any monies due from him to the Company or any Associated Company including, but not limited to, any outstanding loans, advances, the cost of repairing any damage to or loss of the Company's property caused by her (and of recovering the same, only as adjudged by a court of competent jurisdiction) and any other monies owed by her to the Company or any Associated Company.

11.  LEAVE

11.1 The Executive shall be entitled to ten working days' per calendar quarterly leave (in addition to public holidays) with full pay, which leave shall be taken at such time or times which do not interfere with the Executive carrying out his duties hereunder.

11.2 Unused annual leave may not be carried forward without the approval of Board. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu thereof.

12.  TERMINATION

12.1 Notwithstanding the provisions of Sections 2 and 3, the Executive's employment with the Company may be earlier terminated as follows:

12.1.1 By action taken by the Board, the Executive may be discharged for cause (as hereinafter defined), effective as of such time as the Board shall determine. Upon discharge of the Executive pursuant to this Section 12.1.1, the Company shall have no further obligation or duties to the Executive, except for payment of salary, issuance of Shares earned, benefits, expenses and any earned but unpaid bonus, through the effective date of termination, and the Executive shall have no further obligations or duties to the Company. Cause is hereby defined as a criminal conviction in a court of law for fraud that involves the performance of his duties as [Office] of Xinhua Finance Media and more than $250,000 USD.


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 12.1.2 In the event of (i) the death of the Executive or (ii) by action of the
     Board and the inability of the Executive, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for a period of 180 consecutive days, during which 180 day period salary and any other benefits hereunder shall not be suspended or diminished. Upon any termination of the Executive's employment under this Section 12.1.2, the Company be responsible for paying to the Executive (or the Executive's estate if applicable) a lump sum equal to the annual salary of the Executive in effect at the time of termination plus shares or bonus as provided in Section 7 above, plus the benefits in Section 8.1(a) for a period of five years following such termination. Provided that by way of example, if either of the aforementioned events occur, the Executive shall be entitled to such bonus enumerated in Clause 7 if at the end of such calendar year the Executive has achieved the predetermined milestones for which a bonus is to be paid.

12.1.3 In the event (i) that Executive's employment with the Company is terminated by action taken by the Board without cause or (ii) there is a Change in Control (as hereinafter defined), or (iii) the Company fails to pay such bonus due to Executive in accordance with Section 7 in a timely fashion (in such event the Executive shall have the right to terminate this Agreement upon written notice to the Company, in which case the Company shall be responsible for the payments set forth below), then the Company shall be responsible for payment to the Executive of the salary amounts and such earned but unpaid bonus as provided in Section 7 above plus expenses incurred by the Executive as per Section 9 above and the benefits in
     Section 8.1(a) all of which shall be for a period through the life of this contract plus option extension following such termination, and Executive shall have no further obligations or duties to the Company. In the event such aforementioned termination and/or event occurs, the Company shall pay to the Executive within five business days after such termination/event a lump sum due the Executive whether due to Executive in cash or shares per section 7 above. Additionally, all options granted but not vested shall become immediately vested. Additionally, the Company or it successors shall be required at the Executive's option to purchase all of the Executives shares at the then market price of the Company's shares.

     All amounts payable to the Executive pursuant to this Section 12.1.3 shall be paid to the Executive in one lump-sum payment within five business days after such termination. Provided that by way of example, if either of the aforementioned events occur, the Executive shall be entitled to such compensation enumerated in Clause 7 if at the end of such calendar year the Executive has achieved the predetermined milestones

12.2 For purposes of this Agreement a "Change in Control" shall be deemed to occur, unless previously consented to in writing by the Executive, in case the Company shall, consolidate or merge with or into another corporation (whether or not the Company is the surviving corporation or where there is a change in or distribution with respect to the stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring


                                       -6-

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     corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations hereunder.

12.3 Forthwith upon the termination of the employment of the Executive hereunder, provided the parties are not involved in a dispute over such materials, if the Company shall so request, the Executive shall deliver to the Company all documents (including correspondence, lists of customers, notes, memoranda, plans, drawings and other documents of whatsoever nature), models or samples made or compiled by or delivered to the Executive during his employment hereunder, in connection with her duties hereunder, and concerning the business, finances or affairs of the Company or any Associated Company. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at tall times be vested in the relevant Associated Company.

12.4 The Executive acknowledges that the Company may, during all or any part of any period of notice whether given by the Company or the Executive to terminate the Executive's employment under this Agreement require the Executive not to attend work and/or not to undertake all or any of hisr duties and/or exclude him from any premises of the Company, provided that for the avoidance of doubt during such period the Executive shall continue to receive salary and other contractual benefits provided by this Agreement.

12.5 The Executive agrees that he will not at any time after the termination of the Employment represent herself as still having any connection with the Company or any Associated Company, save as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

13.  DIRECTORSHIPS

13.1 The Executive is currently a Director on the Company's Board of Directors. The Company represents that the other members of its Board of Directors have agreed in writing for the Executive to remain a member of the Board of Directors for so long as this Agreement is in effect. The Executive shall forthwith resign in writing from all directorships, trusteeships and other offices she may hold from time to time with the Company or any Associated Company without compensation for loss of office in the event of:

     13.1.1 the Executive serving notice on the Company of termination of her employment.


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14.  REASONABLENESS OF RESTRICTIONS

     The Executive recognises that, whilst performing his duties for the Company, he will have access to and come into contact with trade secrets and confidential information belonging to the Company or to Associated Companies and will obtain personal knowledge of and influence over its or their customers and/or employees. The Executive therefore agrees that the restrictions contained or referred to in Clauses 15 and 16 and Schedule 1 are reasonable and necessary to protect the legitimate business interests of the Company and the Associated Companies both during and after the termination of his employment.

15.  CONFIDENTIALITY

15.1 The Executive shall neither during the Employment (except in the proper performance of his duties) nor one year after the termination thereof by the Company for cause (as defined above) or termination by the Executive, directly or indirectly

     15.1.1 use for his own purposes or those of any other person, company, business entity or other organisation whatsoever; or

     15.1.2 disclose to any person, company, business entity or other organisation whatsoever.

     any trade secrets or confidential information belonging to the Company or any Associated Company including but not limited to any such information relating to customers, customer lists or requirements, price lists or pricing structures, sales and marketing information, business plans or dealings, employees or officers, source codes and computer systems, software, financial information and plans, designs, formulae, prototypes, product lines, services, research activities, which are expressly proprietary to the Company or any Associated Company and not in the knowledge of the Executive prior to the date of this Agreement, any document marked 'Confidential' (or with a similar expression), or any information which the Executive has been told is confidential or which he might reasonably expect the Company would regard as confidential, or any information which has been given to the Company or any Associated Company in confidence by customers, suppliers or other persons.

15.2 The obligations contained in Clause 15.1 shall cease to apply to any information or knowledge which may subsequently come into the public domain other than by way of unauthorised disclosure, or any such information which is the subject of a lawful court order then in effect.

16.  COPYRIGHT, INVENTIONS AND PATENTS


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16.1 The Executive will promptly disclose to the Company and to no one else all copyright works or designs originated, conceived, written or made by him alone or with others in the course of his employment (except only those works originated, conceived, written or made by him wholly outside his normal working hours and which are wholly unconnected with his employment).

16.2 All records, documents, papers (including copies and summaries thereof) and other copyright protected works made or acquired by him in the course of his employment shall, together with all the worldwide copyright and design rights in all such works, be and at all times remain the absolute property of the Company.

16.3 The Executive hereby irrevocably and unconditionally waives in favour of the Company all rights granted by the Copyright Ordinance 1997 in connection with his authorship of any copyright works in the course of his employment with the Company, including without limitation any moral rights and any right to claim an additional payment with respect to use or exploitation of those works.

16.4 The Executives agree that his compensation in this Agreement are full compensation for his services and all present and future uses of copyright works made by him in the course of his employment.

16.5 If, at any time during the Executive's employment under this Agreement, he (whether alone or with any other person or persons) shall make any invention which relates directly to the business of the Company or any Associated Company or was made or acquired in course of his employment, he will promptly disclose to the Company and no-one else full details, including drawings and models, of such invention.

16.6 If the Executive makes any inventions that do not belong to the Company under the Patents Ordinance 1997, she agrees that he will forthwith agree that the Company shall have the first right to exclusively license such inventions. The Company will pay to the Executive such compensation for the license as the Executive and the Company agree, with such compensation being in lines with the standard in such industry. If the parties do not agree then the Executive shall be entitled to license such invention to other parties.

16.7 The Executive will, at the request and expense of the Company both during and after the termination of his employment under this Agreement, do all things necessary or desirable to perfect the rights of the Company under this Clause 16, provided no bona fide dispute exists.

16.8 Nothing in this Agreement shall prohibit the Executive from maintaining and publishing a diary relating to his life and experiences, some of which include his experiences with the Company, provided such diary does not disclose any copyright protected material made by Executive in the course of his employment. It being agreed that the Executive is entitled to any and all profits related thereto.

17.  POST-TERMINATION OBLIGATIONS


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17.1 The Executive agrees that he will observe the post-termination obligations set out in Schedule 1 for a period of one year.

18.  [INTENTIONALLY OMITTED]

19.  WARRANTY

     The Executive represents and warrants that he is not prevented by any agreement, arrangement, contract, understanding, court order or otherwise, which in any way directly or indirectly restricts or prohibits him from fully performing the duties of his employment hereunder, or any of them, in accordance with the terms and conditions of this Agreement.

20.  INDEMNIFICATION

     The Company shall indemnify and hold harmless the Executive against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him in either case by reason of or relating to him being or having been an employee, officer or director of the Company, provided the Executive has acted in the best interests of the Company and has not acted in bad faith, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements. Such amounts do not need to be agreed to in advance by the Company. The foregoing indemnification obligation is independent of any similar obligation provided in the Company's organization documents or Articles of Association, and to matters attributable to her employment hereunder, without regard to when asserted. No indemnification shall be available to the Executive in the event of actions by Executive which are in violation of this Agreement, however, in the event of actions by Executives which are in violation of this Agreement, however, in the event of the Company terminates the Executives, the Company shall pay for Executive's legal representation in any settlement discussions. Additionally, in the event of any disputes, the Company shall pay all costs of Executives separate counsel, whether or not the Company deems those expenses reasonable.

21.  NOTICES

21.1 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five business days' prior written notice specified to the other party):


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     To the Company: XINHUA FINANCE MEDIA LIMITED
                     Fax number: 852-2541-8266
                     Attention: Board of Directors

     To the Executive: [_____]
                       Suite 2003-5, Vicwood Plaza, 199 Des Voeux Rd, Hong Kong

21.2 Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched subject to receipt of machine-printed confirmation of error-free dispatch.

21.3 Any notice to be given hereunder may be delivered (a) in the case of the Company by first class post addressed to its Registered Office or via facsimile, and (b) in the case of the Executive, either to her personally or by first class postage to her last known address.

22.  MISCELLANEOUS

22.1 The various provisions and sub-provisions of this Agreement and the Schedules are severable and if any provision or sub-provision is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or sub-provisions in this Agreement or the Schedules.

22.2 The benefit of each agreement and obligation of the Executive under Clause 15 and Schedule 1 may be assigned to and enforced by all successors and assigns for the time being of the Company and each Associated Company and such agreements and obligations shall operate and remain binding notwithstanding the termination of this Agreement.

22.3 This Agreement cancels and is in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Executive all of which shall be deemed to have been terminated by mutual consent. This Agreement constitutes the entire terms and conditions of the Executive's employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties and only to the extent therein set forth.

22.4 No failure or delay by the Company in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Company of any breach by the Executive of any provision in this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision in this Agreement.


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22.5.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

SIGNED by the parties on the date first above written.


----------------------------------------
For and on behalf of

XINHUA FINANCE MEDIA LIMITED

in the presence of:


----------------------------------------


SIGNED SEALED AND DELIVERED
AS A DEED by

[                                       ]
 --------------------------------------

in the presence of:


----------------------------------------


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                                   SCHEDULE 1

                          POST-TERMINATION RESTRICTIONS

1.   NON-COMPETITION

     The Executive hereby agrees that she shall not (without the written consent of the Board) for the Relevant Period within the Prohibited Area and whether on her own behalf or in conjunction with or on behalf of any other person, firm, company or other organisation, (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever,) in competition with the Company directly or indirectly (i) be employed or engaged in, or (ii) perform services in respect of, or (iii) be otherwise concerned with:

1.1 the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched, or developed, or manufactured, or supplied, or marketed by the Company during the 12 months immediately preceding the Termination Date;

1.2 the development or provision of any services (including but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by, or known by the Executive to be in development by, the Company during the 12 months immediately preceding the Termination Date;

2.   NON-SOLICITATION OF CUSTOMERS

     The Executive hereby agrees that she shall not for the Relevant Period whether on her own behalf or in conjunction with or on behalf of any person, company, business entity or other organisation (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly (i) solicit or, (ii) assist in soliciting, or (iii) accept, or (iv) facilitate the acceptance of, or (v) deal with, in competition with the Company, the custom or business of any Customer or Prospective Customer.

3.   NON-SOLICITATION OF EMPLOYEES

     The Executive hereby agrees that she will not for the Relevant Period either on her own behalf or in conjunction with or on behalf of any other person, company, business entity, or other organization (and whether as an employee, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly:-

3.1 (i) induce, or (ii) solicit, or (iii) entice or (iv) procure, any person who is a Company Employee to leave the Company's or any Associated Company's employment (as applicable) where that person is a Company Employee on the Termination Date or during the Relevant Period;


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3.2  be personally involved to a material extent in (i) accepting into employment or (ii) otherwise engaging or using the services of, any person who is a Company Employee on the Termination Date.

4.   INTERFERENCE WITH SUPPLIERS/JOINT VENTURE PARTNERS/COMPANY EMPLOYEES

     The Executive hereby agrees that she shall not (i) for the Relevant Period, and (ii) in relation to any contract or arrangement which the Company has with any joint venture partner, Company Employee, or Supplier for the exclusive supply of goods or services to the Company and/or to its Associated Companies, for the duration of such contract or arrangement, whether on her own behalf or in conjunction with or on behalf of any person, company, business entity or other organization, (and whether as an employee, director, agent, principal, consultant or in any other capacity whatsoever), directly or indirectly:

4.1 interfere with the supply of goods or services to the Company from any Supplier, Company Employee, or joint venture partner;

4.2 induce any Company Employee, joint venture partner, or Supplier of goods or services to the Company to cease or decline to supply such goods or services in the future.

5.   ASSOCIATED COMPANIES

5.1 Paragraphs 1, 2, 3, 4, and 6 in this Schedule 1 shall apply as though references to the "Associated Company" were substituted for references to the "Company". The obligations undertaken by the Executive pursuant to this Schedule shall, with respect to each Associated Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of the Company or any other Associated Company.

5.2 In relation to each Associated Company referred to in paragraphs 5.1 above, the Company contracts as trustee and agent for the benefit of each such Associated Company. The Executive agrees that, if required to do so by the Company, she will enter into covenants in the same terms as those set out in paragraphs 1, 2, 3, 4, and 6 hereof directly with all or any of such Associated Companies, mutatis mutandis. If the Executive fails, within seven business days of receiving such a request from the Company, to sign the necessary documents to give effect to the foregoing, the Company shall be entitled, and is hereby irrevocably and unconditionally authorised by the Executive, to execute all such documents as are required to give effect to the foregoing, on her behalf.


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6.   DEFINITIONS

     For the purposes of this Schedule, the following words and expressions shall have the meanings set out below:

6.1 "Associated Company", "Board", and "Company" shall have the meanings set out in the Agreement attached hereto, and shall include their successors in title and assigns (as applicable).

6.2  "Company Employee" means any person who was employed by (i) the Company or

          (ii) any Associated Company, for at least one month during Executive's employment with the Company or during the Relevant Period.

6.3 "Customer" shall mean any person, firm, company or other organisation whatsoever to whom the Company has supplied goods or services.

6.4  "Prohibited Area" means:

     6.4.1 Hong Kong;

     6.4.2 any other country in the world where, on the Termination Date, the Company develops, sells, supplies, manufactures or researches its products or services or where the Company is intending within 3 months following the Termination Date to develop, sell, supply or manufacture its products or services and in respect of which the Executive has been responsible (whether alone or jointly with others), concerned or active on behalf of the Company during any part of the 12 months immediately preceding the Termination Date.

6.5 "Prospective Customer" shall mean any person, firm, company or other organisation with whom the Company has had any material negotiations or material discussions regarding the possible supply of goods or services by the Company.

6.6 The "Relevant Period" shall mean, solely in the event of termination by the Company of the Executive with cause (as defined in the Agreement) the 12 months immediately following the Termination Date. PROVIDED that the Relevant Period shall be the Termination Date in the event of termination of the Executive Services Agreement for any other reason whatsoever.

6.7 "Supplier" means any person, company, business entity or other organisation whatsoever who:

     6.7.1 has supplied goods or services to the Company during any part of the 12 months immediately preceding the Termination Date; or

     6.7.2 has agreed prior to the Termination Date to supply goods or services to the Company to commence at any time in the 12 months following the Termination Date; or


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

     6.7.3 as at the Termination Date, supplies goods or services to the Company under a contract or arrangement between that Supplier and the Company.

6.8 "Termination Date" shall mean the date upon which the Executive's employment with the Company terminates.


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